                                               Exhibit (23)-1
                                               Unicom Corporation
                                               Form 10-Q File No. 1-11375



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------


       As independent public accountants, we hereby consent to the incorporation by reference of our report included in this Form 10-Q for the quarterly period ended September 30, 1994, into Unicom Corporation's previously filed prospectus dated March 18, 1994, constituting part of Form S-4 Registration Statement File No. 33-52109, as amended (relating to Common Stock of Unicom Corporation), as further amended by Post-Effective Amendment No. 1 on Form S-8 (relating to Commonwealth Edison Company's Employee Savings and Investment Plan), and Post-Effective Amendment No. 2 on Form S-8 (relating to Unicom Corporation's Employee Stock Purchase Plan).



                                      ARTHUR ANDERSEN LLP



Chicago, Illinois
November 8, 1994